Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements:

•	Registration Statement (Form S-8 No. 333-87014) pertaining to the Teledyne Technologies Incorporated 2002 Stock Incentive Plan,
•	Registration Statement (Form S-8 No. 333-94739) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan,
•	Registration Statement (Form S-8 No. 333-91781) pertaining to the Teledyne Technologies Incorporated Executive Deferred Compensation Plan,
•	Registration Statement (Form S-8 No. 333-91785) pertaining to the Teledyne Technologies Incorporated 401(k) Plan,
•	Registration Statement (Form S-8 No. 333-91787) pertaining to the Teledyne Technologies Incorporated Stock Purchase Plan,
•	Registration Statement (Form S-8 No. 333-104712) pertaining to the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan,
•	Registration Statement (Form S-8 No. 333-91791) pertaining to the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan,
•	Registration Statement (Form S-8 No. 333-46630) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan,
•	Registration Statement (Form S-8 No. 333-33878) pertaining to the Teledyne Technologies Incorporated 401(k) Plan,
•	Registration Statement (Form S-8 No. 333-127273) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan,
•	Registration Statement (Form S-8 No. 333-147401) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan,
•	Registration Statement (Form S-8 No. 333-150633) pertaining to the Teledyne Technologies Incorporated 2008 Incentive Award Plan,
•	Registration Statement (Form S-8 No. 333-180923) pertaining to the Teledyne Technologies Incorporated Amended and Restated 2008 Incentive Award Plan,
• •
Registration Statement (Form S-8 No. 333-195454) pertaining to the Teledyne Technologies Incorporated 2014 Incentive Award Plan, and
Registration Statement (Form S-8 No. 333-213170) pertaining to the Teledyne Technologies Incorporated 401(k) Plan

of our report dated February 26, 2015, with respect to the consolidated financial statements and schedule of Teledyne Technologies Incorporated.

/s/ Ernst & Young LLP
Los Angeles, California
March 2, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders of Teledyne Technologies Incorporated
We have audited the accompanying consolidated statements of income, comprehensive income, stockholders' equity, and cash flows of Teledyne Technologies Incorporated for the period ended December 28, 2014. Our audit also included the financial statement schedule listed in the index at Item 15(a)(2) for the year ended December 28, 2014. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Teledyne Technologies Incorporated for the year ended December 28, 2014, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein for the year ended December 28, 2014.

/s/ Ernst & Young LLP
Los Angeles, California
February 26, 2015